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                                                                  Exhibit (a)(4)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              DECLARATION OF TRUST
                                       OF
                              BT INVESTMENT FUNDS

                          Effective as of May 16, 2003

The undersigned, Richard T. Hale, a duly elected, qualified and acting Trustee of the Trust, hereby certifies as follows:

     WHEREAS, Section 8 of Article 12 of the Declaration of Trust dated July 21, 1986 (as amended from time to time, the "Declaration") of BT Investment Funds, a Massachusetts business trust (the "Trust") provides that the Trustees of the Trust may amend the Declaration at any time without the vote of shareholders in order to change the name of the Trust;

     WHEREAS, by written consent dated February 24, 2003, the Trustees of the Trust voted to change the name of the Trust effective May 16, 2003 to Scudder Advisor Funds;

     WHEREAS, pursuant to Section 6 of Article XII of the Declaration, a Trustee of the Trust shall certify and acknowledge that such amendment to the Declaration was duly taken in the manner provided in the Declaration and the same shall be filed with the office of the Secretary of the Commonwealth;

     NOW THEREFORE, the Declaration is hereby amended by striking Section 1 of
Article I in its entirety and substituting in lieu thereof the following:

     Section 1. This Trust shall be known as "Scudder Advisor Funds," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine;

and all other references to the name of the Trust in the Declaration shall be changed accordingly.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 16/th/ day of May, 2003.

                                /s/ Richard T. Hale
                                ---------------------------
                                Richard T. Hale, as Trustee